EXHIBIT 10.9




THIS INSTRUMENT PREPARED BY:
David B. Punzak, Esq.
CARLTON, FIELDS, WARD, EMMANUEL,
  SMITH & CUTLER, P.A.
P.O. Box 2861
St. Petersburg, Florida 33731



                            MORTGAGE

     THIS MORTGAGE is executed this _____ day of May, 1996, by DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP, a Wisconsin limited partnership authorized to do business in the State of Florida (the "Borrower"), in favor of REPUBLIC BANK, a Florida banking corporation (the "Lender"), and is made in reference to the following facts:

     (A) On or about the date hereof, the Lender has made a loan to the Borrower in the original principal amount of SIX MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($6,700,000.00) (the "Loan"). The Loan is evidenced by a promissory note, which will sometimes be referred to herein as the "Note," the terms and provisions of which are incorporated in and made a part hereof. The Note bears interest at the rate stated therein, provides for payments of principal and interest in the manner stated therein, and has a maturity date of seven (7) years from the date hereof.

     (B) Lender is desirous of securing the prompt payment of the Note, and any additional indebtedness accruing to the Lender on account of any future payments, advances, or expenditures made by the Lender or on account of any other indebtedness incurred in connection with this Mortgage or any other instrument securing the Note as set forth herein.

     NOW, THEREFORE, for and in consideration of Lender making the aforesaid Loan to Borrower and for other good and valuable consideration, and to secure the payment of the aforesaid indebtedness, the Borrower does hereby grant, bargain, sell, alien, remise, convey and confirm unto the Lender all that certain land, and all structures, buildings and improvements thereon, of which Borrower is now seized and in possession, situate in Pinellas County, Florida, more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof.

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances and all structures, buildings and improvements of every kind and description now or hereafter on said land, and all heretofore or hereafter vacated alleys and streets abutting the said land, and all riparian and littoral rights, easements, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to the said land, and Borrower's interest in all fixtures, machinery, equipment, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with the said land, improvements and appurtenances including, but not limited to those for the purposes of supplying or distributing heating, cooking, electricity, gas, water, air and light; and all elevators and related machinery and equipment, plumbing, bath tubs, water heaters, sinks, and other plumbing fixtures, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, carpet, attached floor covering, furniture, antennae, trees and plants, all of which including replacements and additions thereto, shall be deemed to be and remain a part of the real property covered by the Mortgage.

     FURTHER TOGETHER WITH all rents, issues, income, profits and all accounts receivable generated through the use by Borrower or others of the real or personal property encumbered by this Mort-gage, including any such rents, issues, income, profits and all accounts receivable of any business activity conducted by Borrower on or through the use of such property; and the proceeds of all of the foregoing.

     All of the above described property and interests will sometimes be referred to herein as the "Property."

     TO HAVE AND TO HOLD the Property unto the Lender and its successors and assigns forever.

     The Borrower hereby covenants and agrees with and warrants to the Lender as follows: (i) that the Borrower is the absolute fee simple owner of the Property excepting leased items, if any, disclosed in a Lien Affidavit (the "Affidavit") executed by Borrower and presented to Lender on even date herewith; (ii) that the Property is and will remain free and clear of all encumbrances excepting covenants, restrictions, easements and reservations disclosed in a Lender title insurance binder as endorsed, described in the Affidavit, except as permitted by this Mortgage; (iii) that Borrower has full power and lawful right to mortgage and convey the Property; (iv) that no delinquency exists with respect to the payment of any taxes, assessments, water or sewer charges or other governmental impositions of any kind levied or assessed on the Property; (v) that it shall be lawful for the Lender at all times to peacefully enter upon, hold, occupy and enjoy the Property and every part thereof; (vi) that Borrower will make such further assurances to protect the fee simple title to the Property in the Lender as may be reasonably required; and (vii) that Borrower does hereby fully warrant the title to the Property and will defend the same against the lawful claims of all persons whomsoever.

     And the Borrower does hereby further covenant and agree with and promise to the Lender as follows:

     1. Payment. Borrower shall strictly and fully comply with all provisions of this Mortgage and of the Note secured hereby and with the provisions of any other instrument securing the Note. Borrower shall promptly pay Lender all sums of money evidenced by the Note as well as all sums of money required by this Mortgage and in any other instrument securing the Note, on the days, respectively, the same severally become due.

     2. Escrow for Taxes. The Lender may require at any time that escrow payments as to taxes and assessments be paid to it by the Borrower, during the term of this Mortgage. In such event, the Borrower shall pay to Lender, to the extent requested by the Lender, on dates upon which interest is payable or as otherwise directed by the Lender such amounts as Lender from time to time estimates is necessary to create and maintain a reserve fund from which to pay, before the same become due, all taxes and govern-mental assessments relating to the Property and as additional security for the debt secured by this Mortgage. Said payments may be, at the discretion of the Lender, a monthly sum and amount equal to one-twelfth (1/12) of the estimated annual taxes and assessments upon the Property, as the amount thereof is reasonably determined from time to time by Lender. In the event such monthly escrow payments are insufficient to pay for said taxes and assessments when due, Lender may demand of Borrower that the amount of such payments be increased and/or Lender may demand that the difference be paid to it by the Borrower, and Borrower shall immediately comply with such demands. Interest shall be due to Borrower on such deposits. Payments from said reserve fund for said purposes may be made by the Lender at its discretion even though subsequent owners of the Property described herein may benefit thereby. In the event of any default under this Mortgage which is not cured within the curative period set forth herein Lender at its discretion and option may apply all or any part of said reserve fund to the indebtedness hereby secured. In refunding any part of said reserve fund, the Lender may deal with whomsoever is represented to be the owner of the Property at that time. Provided however, at all times during the term of this Mortgage: (i) Borrower shall provide to Lender documentary evidence that all insurances required by this Mortgage have been prepaid (within fifteen (15) days of the prepayment of the same); and (ii) Lender shall permit Borrower to obtain the maximum possible discount for payment of the taxes on the Property.

     3. Taxes. Borrower shall, during the term of this Mortgage, pay all taxes, assessments and encumbrances of every nature that may for any and all purposes be payable, assessed or imposed on the Property, or any part thereof, or the income therefrom, and upon this Mortgage and the Note, or the money secured and evidenced thereby, and shall pay them before the delinquency thereof and receipts evidencing payment of said taxes, assessments, levies and encumbrances if requested by Lender, shall be deposited with the Lender on or before February 28th of each succeeding year during the term of this Mortgage. Lender shall be the sole judge of any such tax, assessment, water rent, claim, lien or encumbrance and of the amount necessary to be paid in satisfaction thereof. Notwithstanding anything contained in paragraph 2 hereof or this paragraph 3 to the contrary, Borrower shall have the right to contest any tax or assessment made on the Property, provided that: (a) Borrower shall notify Lender in writing prior to September 30 of the year that the taxes or assessments are contested (so as to be received by the Lender prior to such date) of such contest, specifying the factual and legal basis for such contest; (b) the contest made by the Borrower is made in good faith and is diligently and continu-ously contested so as to resolve the contest in a reasonable period of time; (c) the amount of taxes or assessments required by Florida law to be deposited with the appropriate governmental authority or agency is deposited with such authority or agency within the period required by law; and (d) at the same time the difference between the amount of taxes or assessments imposed and the amount deposited with the governmental authority or agency under subparagraph (c) next above is deposited in escrow with the Lender so as to be subject to the terms of this Mortgage, including the disposition of escrow monies following a default hereunder which is not cured within the applicable grace period. In the event that all of the above provisions are not fully and strictly complied with within the period stated and taxes or assessments are not otherwise paid as required by this paragraph 3, such shall constitute a default under this Mortgage.

     4.   Insurance.

          (a) Borrower shall keep the buildings and other improvements, which are now, or which hereafter may be erected on the Property, including any personal property and fixtures described above, constantly insured against loss by fire with extended coverage in a sum not less than full insurable value so as to avoid any claim on the part of the insurers for co-insurance, and in addition shall keep in full force and effect policies of insurance insuring against such other hazards, casualties, and contingencies as Lender may reasonably require, including, but not limited to, Flood Insurance on any buildings located in flood hazard area, Property Damage Insurance and Public Liability Insurance. All insurance required by Lender hereunder shall be on such forms, for such periods, and in such amounts as Lender may reasonably require with loss payable to the Lender under a clause acceptable to Lender in its sole discretion (which shall include a minimum of thirty (30) days advance notice of cancellation of such insurances). Borrower shall deliver the policy, or policies, to the Lender, as additional security, and where renewal policies are necessary in the performance of this covenant to deliver them at least thirty (30) days before the expiration of the existing insurance. In the event such policy or policies are a part of a master policy insuring properties in addition to the Property, then Borrower may submit to Lender a certified copy of such policy together with the original loss payable endorsement in lieu of the original policy as set forth above. The right to any return premiums on any insurance policies covered by this Mortgage is hereby assigned to Lender as further security for the Note secured hereby.

          (b) In the event of loss, the Borrower shall give immediate notice by mail to the Lender; and in the event Borrower shall fail to agree with the insurance companies involved as to the amount and terms of any loss within ninety (90) days of the happening of such loss, then the Lender may negotiate with and settle said loss with such insurance companies and neither the Lender nor the insurance companies involved shall, upon such settlement being made, be liable in any manner to the Borrower.

          (c) If Borrower elects to restore by giving Lender notice of such election within thirty (30) days following such damage occurring, the Lender shall permit any funds received from insurance policies to be used in restoring the Property, provided that such proceeds, together with any other funds available for such purposes, including funds to be made available by Borrower, are sufficient to restore the casualty. The Lender shall make the insurance proceeds available to Borrower in an amount corresponding to the progress of the work performed and based upon amounts certified to Lender by a qualified licensed architect or engineer who is reasonably acceptable to Lender. Provided however, Lender may require that all funds necessary above the insurance proceeds for restoration be first used, and that any amounts disbursed be solely for in-place and installed materials and services, that Borrower comply with Chapter 713, Florida Statutes, and that all contractors, contracts, plans and specifications and the concept for restoration be first approved in writing by Lender, which approval shall not be unreasonably withheld. Provided further however, that if Borrower is in default under this Mortgage or if Borrower does not elect to restore the premises within the period provided or if there are insufficient funds for restoration as aforesaid, then notwithstanding anything contained in this paragraph to the contrary, Lender shall have the right to apply the insurance proceeds to reduce the balance of the Mortgage indebtedness. Any insurance proceeds payable to Lender hereunder shall be retained by Lender in an interest bearing money market account pledged by Borrower to Lender.

     5.   Condemnation.

          (a) In the event the Borrower is served with process or otherwise notified of a condemnation action or any other action which involves a taking of the Property or any part thereof, the Borrower shall notify the Lender in writing of such within five (5) days from the date of service of process or such other notification (so as to be received by the Lender within said period). In the event Borrower fails to promptly, diligently, continuously and completely pursue the condemnation action to completion, then Borrower authorizes Lender as attorney-in-fact for Borrower to, at Lender's option, commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to such taking of the Property and to settle or compromise any claim in connection with such condemnation or taking. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender. Lender shall not be held responsible for any failure to collect any award or awards, regardless of the cause of such failure.

          (b) In the event all or a substantial portion of the Property is condemned (and as to a substantial portion, with the remaining portion not being capable of being restored to its ori-ginal functioning entity), then any such award or awards received by the Lender may, at its option, be used in restoring the Property on terms and conditions acceptable to and prescribed by the Lender (and in which event the funds shall be retained in an interest bearing money market account pledged by Borrower to Lender), or be applied as a credit on any portion of the indebtedness or sums secured hereby, whether then matured or subsequently to mature (provided that such does not exceed the amount necessary to pay in full all indebtednesses secured by this Mortgage and all other instruments securing the Note). Any excess condemnation award that remains following either restoration of the Property or payment of the Loan in full under this subsection (b) or subsection (c) below shall be released to the Borrower.

          (c) In the event only a portion of the Property is condemned with the remaining portion being capable of being reasonably restored to its original functioning operating entity, and provided this Mortgage is not otherwise in default beyond the applicable curative period set forth herein, then, if Borrower elects to restore by giving written notice to Lender of such election within ninety (90) days of the entry of the final judgment of condemnation in such proceedings, Lender shall permit the condemnation award to be used in restoring the Property as aforesaid, provided that such award, together with any other funds available for such purpose, including funds to be made available by Borrower, are sufficient to fully restore the Property. In the event Borrower so elects to restore, the Lender shall make the condemnation award available to Borrower in an amount corresponding to the progress of the work performed and based upon amounts certified to Lender by a qualified licensed architect or engineer who is reasonably acceptable to Lender. Provided however, Lender may require that all funds necessary above the condemnation award for restoration be first used, that any amount disbursed be solely for in-place and installed materials and services, that Borrower comply with Chapter 713, Florida Statutes, and that all contractors, contracts, plans and specifications as well as the concept for restoration are first reasonably approved in writing by Lender. Any portion of the condemnation award not used as set forth in this subparagraph (c) shall be applied in the manner set forth in subparagraph (b) next above.

     6. Use and Alteration of Property. Borrower shall not allow changes in the nature of the occupancy for which the Property was intended at the time this Mortgage was executed. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Property set forth above without Lender's written consent. Borrower shall not make any change in the use of the Property which will create a fire or other hazard not in existence on the date hereof, nor shall Borrower in any way increase any hazard. Without the prior written consent of Lender, no building or improvement may be erected on the Property, nor may Borrower structurally remove or demolish any building or improvement, nor may Borrower structurally remove or demolish any building or improvement, nor may Borrower materially structurally alter any building or improvement that would change the use of the Property or that would otherwise decrease its value, nor shall any fixture or personal property covered by this Mortgage be removed at any time unless simultaneously replaced by an article of equal kind, quality and value owned by Borrower, and which is unencumbered except by the lien of this Mortgage and other instruments of security securing the Note.

     7. Surface Alteration and Mineral Rights. Borrower shall not consent to, permit or indulge in any entry, either by itself or by any others, upon the surface of the property for the purpose of exploration, drilling, prospecting, mining, excavation or removal of any earth, sand, dirt, rock, minerals, oil or any other substance without the Lender's approval and written consent.

     8. Waste and Mechanic's Lien. Borrower shall keep the Property, and all equipment, appurtenances and accessories constantly in good order and repair; shall comply with all laws, ordinances, and regulations now or hereafter affecting the Property or any part thereof; and shall not permit, suffer or commit any waste, impairment or deterioration of said Property, or any part thereof. Included within the obligations of Borrower contained in the preceding sentence is that Borrower shall maintain an effective schedule of maintenance and repair and of replacement of equipment and personal property situate in or on the Property so that they are in good order and repair, and so that the Property, all improvements thereon and all personal property situated therein is maintained in good order and repair and so that all of such items present to the guests and patrons of Borrower in the operation of its business, a first class and attractive premises. In addition, in the event any mechanics' or materialmen's liens are filed against the Property, or any part thereof, Borrower shall cause the same to be discharged, paid, bonded or otherwise satisfied so that it no longer affects the Property within thirty (30) days after the filing thereof, or within ten (10) days after a suit for the foreclosure thereof has been filed, whichever date is earlier.

     9. Protection of Lender's Security. Borrower shall execute and/or cause to be executed such further assurances of title to the Property, and to take and cause to be taken, such steps, including legal proceedings as may at any time appear to the Lender to be desirable to perfect the title to the Property in the Lender. Upon a failure or default in or breach of performance of any of the covenants and agreements contained herein not cured within applicable cure period, in any particular, the Lender may, without notice to the Borrower, pay all taxes, assessments, and public charges, and/or take such steps as may be necessary to secure or redeem the Property from forfeiture or sale, and/or effect or renew any insurance, and/or make such repairs as may be necessary to keep the Property, equipment, appurtenances and accessories in good order and repair and/or take or cause to be taken, such steps, including legal proceedings, as may be desirable to prevent the commission of waste, impairment or deterioration of the Property, or any part thereof, or to perfect the title to the Property in the Lender, and/or to perform any other acts or expend such other sums deemed necessary by Lender to protect its security for the repayment of the Note, and all sums expended in the doing of or on account of the same, shall be a part of the debt secured by this Mortgage, and shall be secured as fully as the principal debt and interest is secured, and shall bear interest at the highest legal rate permitted by law to be charged by Lender from the date of the expenditure thereof and shall together with the interest thereon, be repaid by the Borrower before the expiration of a period of thirty (30) days thereafter. But there is no obligation upon the Lender to make such payments or take such steps, nor shall any act of the Lender or any failure to act under the powers granted by this paragraph 9, nor any lapse of time, be construed as the waiver of any breach of the covenants and agreements contained herein.

     10. Civil Proceedings. If any action or proceeding is commenced (except an action to foreclose this Mortgage or to collect the debt secured hereby), to which action or proceeding the Lender is or becomes a party or in which it becomes necessary to defend or uphold the lien of this Mortgage (including to protect its interests in any condemnation proceedings), all sums paid by the Lender for the expense of any litigation (including reasonable attorneys' fees and appellate counsel fees, if any) to prosecute or defend the rights and lien created by this Mortgage shall on notice and demand be paid by the Borrower, together with interest thereon at the highest legal rate permitted by law to be charged by Lender, and shall be a lien on the Property, prior to any right or title to, interest in or claim upon the Property subordinate to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

     11. Payments Received. Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, or by any subsequent owner of the Property, or by any other person whose interest in the Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or by any partner of a partnership or beneficiary of a trust which at any time may be liable for such payment or may own or have such an interest in the Property, shall be deemed, as between the Lender and all persons who at any time may be liable as aforesaid or may own the Property, or any part thereof, to have been made on behalf of all such persons.

     12. Inspections and Management. The Borrower agrees that Lender and any person authorized by the Lender shall have the privilege of making inspections of the Property at reasonable times upon reasonable prior notice during the life of this Mortgage.

     13. Financial Information. Within ninety (90) days following the end of the fiscal year of Borrower, the Borrower shall promptly furnish to the Lender a statement of the financial condition of Borrower including balance sheets, financial and operating statements showing, inter alia, gross income, receipts and revenues and expenses with respect to operation of the Property during such fiscal period, in comparative form to the preceding fiscal year, and in form and containing such information as shall be satisfactory to the Lender and prepared in accordance with generally accepted accounting principles, and certified to by the Borrower and, if Lender shall require, by an independent certified public accountant. Such statement shall show with other pertinent information all rents, profits and income received from tenants of the Property including rents, profits and income paid in excess of minimum rentals or payments called for by the respective leases or contracts. Lender shall be entitled to inspect, audit and make extracts from the records and books of account with respect only to the Property which shall be prepared and maintained by Borrower, in a manner satisfactory to Lender, at the Property. At the written request of Lender, the Borrower shall cause any other person or entity liable for all or any portion of the indebtedness secured hereby from time to time to submit to Lender a financial statement as to such person or entity prepared by such person or entity within the same ninety (90) day period required above on an annual basis.

     14. Uniform Commercial Code. When and if Borrower and Lender shall respectively become the Debtor and Secured Party in any Uniform Commercial Code Financing Statement affecting property either referred to or described herein, or in any way connected with the use and enjoyment of the Property, this Mortgage shall be deemed the Security Agreement as defined in said Uniform Commercial Code and the remedies for and violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, or (ii) by general law, or (iii) as to such part of the security which is also reflected in said financing statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Lender's sole election. Borrower and Lender agree that the filing of such financing statement in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of the parties hereto, that everything used in connection with the production of income from the Property (furniture only excepted) and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with the Lender, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (1) the rights in or the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) the debtor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property mortgaged hereby, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Lender as determined by this instrument or impugning the priority of the Lender's lien granted hereby or by any other recorded documents, but such mention in the financing statement is declared to be for the protection of the Lender in the event any court or judge shall at any time hold with respect to (1), (2) and (3) that notice of Lender's priority of interest to be effective against a particular class of persons, including, but not limited to, the Federal government and any subdivisions or entity of the Federal government, must be filed in the Commercial Code Records. Borrower shall pay for all reasonable costs and expenses, including reasonable attorneys' fees and any record searches for financing statements Lender may reasonably require, incident to the preparation and filing of such financing statements.

     15. Assignment of Rents. Borrower does hereby assign and set over unto the Lender as additional security for the indebtedness and other items herein secured, all rents, issues, profits, income and accounts receivable generated through the use by Borrower or others of all or any part of the Property, including any such rents, issues, profits, income and accounts receivable of any business activity conducted by Borrower on or through the use of the Property, as well as the proceeds of all of the foregoing. Borrower does hereby appoint the Lender its attorney-in-fact to collect said rents, issues, profits, income and accounts receivable with or without suit and apply the same, less expenses of collection, to the said indebtedness, other secured items and repairs, in such manner as the Lender may elect; provided, however, that until there be a default under the terms of this Mortgage (which is not cured within the applicable curative period prescribed herein), Borrower may continue to collect and enjoy said rents, issues, profits, income and accounts receivable giving only an annual accounting to the holder of the Note for the same. The curing of any default within the period permitted by this Mortgage shall entitle the Borrower to again collect said rents, issues, profits, income and accounts receivable. This assignment of rents, issues, profits, income, and accounts receivable and power of attorney shall be irrevocable and shall be in addition to the other remedies herein provided for in event of default and may be put into effect independently of or concurrently with any of said remedies, but no liability shall attach to the Lender for failure or inability to collect any rents, issues, profits, income and accounts receivable herein assigned. Assignment, lien, and power of attorney shall apply to all rents, issues, profits, income, accounts receivable chooses in action and the proceeds of same hereafter accruing from present contracts for deed, purchase agreements, option agreements or leases and rentals of the Property and any business activity conducted from or on the Property and from all contracts for deed or purchase agreements, option agreements or leases and rentals and any business activity hereafter made or conducted by the present or any future owners of the Property, with respect to the Property; and any persons entering into contracts for purchase or sale of the Property shall take subject to all the provisions and conditions hereof.

     16. Future Advances. In addition to the Note referred to herein, this Mortgage shall also secure future advances made by the Lender to the Borrower, which future advances shall be at the option of the Lender; however, the maximum principal amount secured by this Mortgage shall not exceed twice the principal amount of the Note. All such future advances shall be made within the time limit authorized by Florida law for making valid future advances with interest and all indebtednesses created by virtue of such future advances shall be and are secured hereby. All provisions of this Mortgage shall apply to any future advances made pursuant to the provisions of this paragraph 16. Nothing herein contained shall limit the amount secured by this Mortgage, if such amount is increased by advances made by the Lender as herein elsewhere provided and authorized for the protection of the security of the Lender.

     17. Other Documents. The Borrower hereby acknowledges that certain other documents or instruments have been, are being or will be submitted by or for the Borrower or executed by the Borrower and the Lender in connection with the loan evidenced hereby. Any misrepresentation in or default under any of said documents or other instrument executed in connection with the loan secured hereby on even date herewith or hereafter shall be and constitute a default under this Mortgage and the Note secured hereby.

     The word "Document(s)" shall mean any document or instrument executed or submitted by or for the Borrower in connection with the Loan, including, as applicable but not limited to: Note, Mortgage, Loan Agreement, Construction Loan Agreement, Assignment of Rents, Leases, Contracts, Accounts Receivable, Accounts and Deposit Accounts, Security Agreement, Financing Statements, Environmental Compliance and Indemnity Agreement, Owner's Affidavit, Certificate of Corporate Resolution and/or Good Standing, Loan Application, Financial Statement, Title Insurance Commitment or Policy, Survey, Site Plan, Plans and Specifications, Construction Breakdown, Insurance Policies, Opinions of Counsel, Letters of any Governmental Authority, provider of utilities, architect, engineer or other consultant, Construction Commitment, Permanent Commitment and Construction Contract.

     18. Release of Liability. Without affecting the liability of any party (other than any party released pursuant thereto) for payment of any indebtedness secured hereby, and without affecting the superiority or validity of the lien hereof upon any Property not released pursuant thereto, Lender may at any time and from time to time, without notice, in whole or in part, release or discharge the obligation of any party liable for payment of any indebtedness secured hereby, or extend the time for payment for such indebtedness, or agree to alter any other terms of payment of such indebtedness or accept additional security of any kind or release any Property securing such indebtedness or consent to the making of any map or plat for the creation of any easements thereon or otherwise.

     19. Intervening Liens. Any agreement hereafter made by Borrower and Lender pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

     20. Waiver. No failure of Lender to exercise any option herein given to declare the maturity of the debt hereby secured shall be taken or construed as a waiver of its right to exercise such option or to declare such maturity by reason of any past, present, or future default on the part of Borrower; and the procurement of insurance or the payment of taxes or other liens, debts, or charges by Lender shall not be taken or construed as a waiver of its right to declare the maturity of the indebtedness hereby secured by reason of failure of Borrower to procure such insurance or to pay such taxes, debts, liens or charges. The lien of this instrument shall remain in full force and effect during any postponement or extension of time of payment of any part or all of the indebtedness secured hereby and during the term of any future advances made hereunder.

     21. Exemptions. The Borrower agrees not to set up or claim the benefit of curtesy or dower laws, or any exemption or insol-vency laws against any claim of the Lender, for any sum of money which may become due and payable to it, under the covenants and agreements of the Note, or of this Mortgage, or any other instru-ment securing the Note, or against the securing of execution of any judgment sought thereon, all of said rights and exemptions being hereby expressly waived.

     22. Default. The happening of any of the following events shall constitute a default hereunder: (a) a default shall occur under the Note; (b) failure of Borrower to perform any agreement in this Mortgage or in any other instrument securing the Note or in any other instrument executed by Borrower in connection with the Loan secured hereby not cured within the cure period set forth therein; (c) the filing of any petition under the Bankruptcy Code, or any similar federal or state statute, by any Obligor (which term shall mean and include the Borrower, each borrower, endorser, surety, guarantor, and all others who may become liable for all or any part of the obligations secured hereby, as well as anyone that owns, from time to time, all or any portion of the Property or any interest therein) or by any Obligor against another Obligor; (d) the filing by anyone other than an Obligor of any petition under the Bankruptcy Code, or any similar federal or state statute, against any Obligor which is not vacated within sixty (60) days after filing; (e) the filing in any court by any person or entity of an application for the appointment of a receiver or trustee to take custody of the Property or any part thereof which is not vacated within sixty
(60) days after filing; (f) the filing of any application in any court for the appointment of a receiver for the benefit of one or more creditors which is not vacated within sixty (60) days after filing, or the making of a general assignment for the benefit of creditors as to any Obligor; (g) the dissolution, business failure, death, merger, consolidation, or reorganization of any Obligor; (h) any material warranty, representation, certificate or statement of any Obligor (whether contained in this Mortgage, the Note, other instruments of security or other instruments executed in connection with the Loan secured hereby) is not true;
(i) taking of possession of all or any substantial part of the Property encumbered by this Mortgage or other instruments of security securing the Note at the instance of any governmental authority; (j) a default shall occur under or any proceedings are instituted for the foreclosure or collection of any mortgage, judgment or lien prior or subordinate to the lien of this Mortgage affecting the Property (including collateral encumbered by the other instruments of security for the Note); (k) a material default by Borrower or other Obligor shall occur under any contract affecting all or any part of the Property; (l) a material adverse change in the financial condition of the Borrower or any Obligor; or (m) should any franchise, license or permit in existence on the date of this Mortgage or any other franchise, license or permit necessary for the operation and use of the Property contemplated herein be revoked or terminated or should any conditions imposed by any governmental authority not be complied with by the time requested by such authority as a condition to non-revocation or non-termination. The enumeration of events of default under this paragraph 22 shall not exclude such other events of default under this Mortgage which are set forth in other paragraphs.

     23. Acceleration. If a monetary default shall occur here-under and remain uncured for thirty (30) days, or should a nonmonetary default occur hereunder and remain uncured for thirty
(30) days or more following provision of written notice to Borrower from Lender specifying with particularity such event of nonmonetary default (or, if such nonmonetary default cannot be reasonably cured within the thirty (30) day period, if Borrower does not commence to cure such nonmonetary default within such thirty (30) day period or thereafter fails to diligently and continuously proceed to cure such nonmonetary default), then, without notice, the full unpaid principal amount of the Note together with all accrued interest shall become immediately due and payable at the option of the Lender as fully and completely as if said aggregate sum were originally stipulated to be paid at such time. Monetary default shall be deemed to include failure to make payment of principal, interest or late charges under the Note, as well as payments of escrow, taxes and governmental assessments or premiums for insurance under this Mortgage and any security agreement securing the Note. That is to say, upon the breach of any of the terms or covenants herein to be performed by the Borrower and the failure of the Borrower to cure such breach within the applicable curative period set forth in the preceding sentence, the Lender or holder shall have the right to accelerate the maturity of this Mortgage as though it were due and payable on the day following such curative period and to demand payment in full of the Mortgage amount or any unpaid balance thereof, and to exercise all the rights and remedies herein or by law reserved to the Lender the same as in any event of default hereunder, anything in the Note secured hereby or herein to the contrary notwithstanding. Notwithstanding anything contained in this paragraph 23 to the contrary, except as expressly stated in such subparagraphs, there shall be no requirement of a curative period as set forth above in the event of any default specified in paragraphs 22(c), (d), (h), (i), (j) or (k) hereof. If the Note secured hereby is a demand note, the terms and provisions of this paragraph or of any other provision in this Mortgage, shall not be deemed or interpreted to alter or abrogate the demand nature of the Note or the rights of Lender under a demand instrument.

     24. Receiver. In the event a suit is instituted to foreclose or reform this Mortgage or to enforce payment of any claims hereunder, the Lender shall have the right, at any time pending such suit, to apply to the Court having jurisdiction thereof for the appointment of a Receiver of all and singular the Property, and of all rents, profits, income, issues, accounts receivable and proceeds as assigned hereunder; and upon such application such court shall forthwith appoint a Receiver of the Property, all and singular, and of such rents, income, profits, issues and accounts receivable with the usual powers and duties of Receivers in like cases, and such appointment shall be made as a matter of absolute right to the Lender and without reference to the adequacy or inadequacy of the security, or to the solvency or insolvency of the Borrower. Such rents, profits, income, issues and accounts receivable shall be applied, after payment of the expenses of receivership and management of the Property by the Receiver aforesaid, according to law and the order and practice of such Court, and all rents, profits, income, issues and accounts receivable as hereinabove assigned are hereby transferred, assigned, set over and pledged as further security for the payment of the mortgage indebtedness, with the right on the part of the Lender, but without any duty to do so, at any time after default hereunder to demand and receive and apply the same upon the mortgage indebtedness, and such appointment shall be without notice to any Obligor hereunder.

     25. Costs and Attorneys' Fees. In the event the Property or any part thereof becomes the subject of or involved in any action or court proceeding (including any bankruptcy case or proceeding), the Borrower shall pay and reimburse the Lender for all costs, charges and expenses, including reasonable attorneys' fees, and further including those on appeal, incurred by the Lender in connection with or growing out of such action or proceeding and all such costs, charges, expenses and attorneys' fees shall be secured by the lien of this Mortgage. The Borrower agrees to pay all such costs, charges, expenses and attorneys' fees to the Lender promptly. The Borrower will pay all costs, charges and expenses including reasonable attorneys' fees, costs of abstracts of title, title searches and appraisals, incurred or paid at any time by the Lender because of the failure of the Borrower to promptly and fully perform the agreements and covenants of the Note or this Mortgage or of any other instrument securing the Note or executed by the Borrower in connection with the loan evidenced by the Note. Said costs, charges and expenses shall be immediately due and payable and secured by the lien of this Mortgage. Said reasonable attorneys' fees shall include any such incurred or expended at any time by the Lender after any default by the Borrower as specified above even if incurred prior to the commencement of any action or otherwise, in the foreclosure of this Mortgage or the collection of the amount secured hereby. The obligation to pay Lender's costs, expenses and attorneys' fees shall include those costs, expenses and fees incurred by Lender in seeking to collect or enforce any judgment entries on the Note, this Mortgage or any other instrument of security, and such obligations shall survive the entry of any judgment upon the Note or this Mortgage and such obligation shall not merge in such judgment or judgments but shall survive and continue until all debts and obligations evidenced by the Note, this Mortgage or any other instruments of security, and any judgment or judgments entered thereon or foreclosures thereof are enforced, paid and satisfied in full.

     26. Late Charges. Installments, payable under the terms hereof and the Note secured hereby, not paid within ten (10) days after due date shall be subject to "late charges" as provided in the Note, and such "late charges" are secured by the lien hereof.

     27. Transfer of Property. If all or any part of the Property or any interest therein is sold or transferred by Borrower (or any subsequent owner of the Property) without Lender's prior written consent, which consent will not be unreasonably withheld, Lender may, at Lender's option, and without notice to Borrower, declare all sums secured by this Mortgage to be immediately due and payable. Lender shall have waived such option to accelerate if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit and other factors required by Lender (including, without limitation, experience, principle location of person and past credit performance) is satisfactory to Lender in its sole discretion and that the interest payable on the sum secured by this Mortgage shall be at such rate as Lender shall request in its reasonable discretion, and at closing such person shall assume in writing the indebtedness secured hereby and the obligations set forth herein, and execute such other documents that Lender may reasonably require.

     28. Other Limitations. In addition to the limitation set forth in paragraph 27 hereof, Borrower agrees that the following events shall not occur on or after the day and year first above written without the prior written consent of Lender: (a) a material change of the General Partner of the Borrower that effectively changes control of the Borrower; (b) encumbering of all or any part of the Property except in favor of Lender; (c) conversion of the Property into a congregate form of ownership;
(d) sales or leases of interval ownership or time sharing of all or any part of the Property; (e) conversion of the Property into condominium form of ownership; (f) the Borrower is disqualified to do business in the State of Wisconsin or Florida; or (g) the use or operation of the Property in existence on the date of this Mortgage, or the business engaged in Borrower on the Property on the date of this Mortgage is changed, discontinued or terminated. If any of such events do occur, such shall be deemed a default under this Mortgage, and the Lender or holder shall have the right to accelerate the maturity of this Mortgage as though it were due and payable on the day of such default and to demand payment in full of the Note or any unpaid balance thereof, and to exercise all rights and remedies herein or by law reserved to the Lender the same as in any event of default hereunder, anything contained in the Note secured hereby or herein to the contrary notwithstanding. There shall be no requirement of any curative period, and the provisions of paragraph 23 hereof as to curative periods are inapplicable, for curing such event of default under this paragraph 28 or under paragraph 27 hereof. The Borrower acknowledges that the Loan secured hereby is a commercial loan and that Lender is making the Loan to Borrower not only on the basis of the collateral secured by this Mortgage but likewise on the basis of the Borrower owning all of the Property during the term of the Loan. Accordingly, Borrower agrees that limitations contained in this paragraph 28, and in paragraph 27 hereof shall be strictly construed against the Borrower and in favor of the Lender. Any default under any of such limitations shall be non-rebuttable and conclusively presumed to jeopardize the security and collateral of Lender for the Loan, as same is defined and construed under Florida appellate decisions as may exist from time to time (but without any expressed or implied consent or waiver that state law rather than federal law shall be applicable in the construction and application of the foregoing provisions). At the option and in the sole discretion of Lender, Federal regulatory or statutory law as affects "due on sale" or "due on encumbrance" clauses when a federal savings and loan association is the lender shall apply and control, rather than Florida law, irrespective of any other provision contained in this Mortgage to the contrary.

     29. Proceeds of Claims, Awards, Rents and Sales. All monies, other than proceeds of foreclosure sale or other transfer of title to the Property in extinguishment of the indebtedness secured by this Mortgage, which are paid to, collected or received by Lender in connection with or as the proceeds of insurance loss claims, condemnation awards, rents, leases, or sales as provided under the terms of this Mortgage, shall be applied by Lender as follows: first, to payment of Lender's costs including any advances made by Lender and all expenses, real estate commissions and reasonable attorneys' fees incurred therewith; second, to payment to Lender of interest, at the highest legal rate permitted by law to be charged by Lender, on said costs from the date of such expenditures; and third, at option of Lender to (a) restoration or repair of the Property, if applicable, or (b) to payment of interest due on the principal indebtedness, and the remainder, if any, to the principal indebtedness secured by this Mortgage. Unless Borrower and Lender otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the installment payments referred to in paragraphs 1 and 2 hereof or change the amount of such installments. Nothing in this paragraph shall in any way affect the lien of this Mortgage. The provisions of this paragraph 29 are subject to the rights of Borrower to restore the premises as set forth in paragraph 4 and 5 above.

     30. Proceeds of Foreclosure Sale. If this Mortgage is foreclosed by a proper suit and the Property is sold to satisfy a decree of foreclosure, the proceeds of such sale shall be applied as follows: First to the expenses and costs incurred hereunder, including reasonable attorneys' fees for such services as may be necessary in the premises and for the collection of said indebtedness and the foreclosure of this Mortgage; second, to the payment of whatever sum or sums the Lender may have paid or become liable to pay in carrying out the terms and stipulations of this Mortgage, together with interest thereon; and finally, to the payment and satisfaction of the Note. The balance, if any, shall, unless the Court decrees otherwise, be paid into the registry of the Court having jurisdiction of said foreclosure suit, to abide the further order of said Court.

     31. Hazardous Waste. Borrower warrants and represents to Lender to Borrower's knowledge after reasonable investigation:

          (a) That neither Borrower nor any other person to the Borrower's knowledge, after reasonable inquiry, has ever used the Property as a facility for the storage, treatment or disposal of any "Hazardous Substances," as that term is hereinafter defined;

          (b) That to Borrower's knowledge the Property is now and at all times hereafter will continue to be in full compliance with all federal, state and local "Environmental Laws" (as that term is defined hereinafter), including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC sec. 9601, et. seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act ("RCRA"), 42 USC sec. 6901, et. seq., the Florida Resource Recovery and Management Act, sec. 403.701 et. seq., Florida Statutes, the Pollutant Spill Prevention and Control Act, sec. 376.011-376.17 and 376.19-376.21, Florida Statutes, as the same may be amended from time to time and all ordinances, regulations, codes, plans, orders, and decrees now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of the Borrower and Lender;

          (c) That to Borrower's knowledge and except for such hazardous substances as are kept in small quantities as is custo-mary in similar apartment projects, (i) as of the date hereof there are no hazardous or toxic materials, substances, wastes or other environmentally regulated substances (including solids or gaseous products and any materials containing asbestos), the presence of which is limited, regulated or prohibited by any state, federal or local governmental authority or agency having jurisdiction over the Property, or which are otherwise known to pose a hazard to health or safety of occupants of the Property, located on, in or under the Property or used in connection therewith, or (ii) Borrower has fully disclosed to Lender in writing the existence, extent and nature of any such hazardous or toxic material waste or other environmentally regulated substance, which Borrower is legally authorized and empowered to maintain on, in or under the Property or use in connection therewith, and Borrower has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is in fully compliance with all of the terms, conditions and requirements of such licenses, permits and approvals;

          (d) That Borrower shall notify Lender of any change in the nature or extent of any hazardous or toxic materials, sub-stances or wastes maintained on, in or under the Property or used in connection therewith, and will transmit to Lender copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Property;

          (e) That Borrower is not aware of, nor has the Borrower nor any of its subsidiary or affiliated entities notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any ordinance, regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance;

          (f) That there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or to Borrower's knowledge threatened against Borrower or the Property, relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered promulgated or approved thereunder; and

          (g) Borrower hereby agrees to indemnify, reimburse, defend and hold harmless Lender, its officers, directors, employees, successors and assigns from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, cleanup costs, attorneys', consultants' or experts' fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by or asserted or awarded against, Lender directly or indirectly, resulting from: (i) any acts or activities of Borrower, its agents, employees or contractors, at, on or about the Property which contaminate air, soils, surface waters or groundwaters over, on or under the Property; (ii) arising from or out of any Hazardous Substance on, in or under the Property; (iii) pursuant to or in connection with the application of any Environmental Law to the acts or omissions of Borrower or any other person and any environmental damage alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal of any Hazardous Substance at the Property; or (iv) arising from or in relation to the presence, whether past, present or future, of any Hazardous Substances on the Property in violation of applicable Environmental Laws.

     Without limiting the foregoing, this indemnification provision specifically protects the Lender against any claim or action from activities described in (i), (ii), (iii) or (iv) above, based in whole or part upon any environmental statute, rule, regulation or policy, including but not limited to Chapters 403 and 376, Florida Statues, the Florida Administrative Code, the Comprehensive Environmental Response, Compensation and Liability Act 1980, ("CERCLA") 42 USC sec. 9601, et seq., and other laws, whether now in existence or enacted in the future.

     Borrower's indemnification obligation hereunder shall be one of strict liability and shall be enforceable without regard to any fault or knowledge of Lender with respect to any act or omission or condition or event which is the basis of the claim under such indemnification obligation, except as disclosed in the environmental report provided to Lender. Borrower's obligation under this section shall not be limited to any extent by the term of the Note or other obligations secured hereby, and such obligation shall continue, survive and remain in full force and effect notwithstanding payment in full or other satisfaction or release of said Note (and other obligations secured hereby) and this Mortgage, or any foreclosure under this Mortgage, or any delivery of a deed in lieu of foreclosure. The provisions of this section shall be deemed to survive and continue in full force and effect after any foreclosure or other proceeding by which the Lender, and its successors and assigns succeed to ownership of the Property.

     As used herein, "Environmental Law" means any federal, state, or local statutory or common law relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances

     As used herein, "Hazardous Substance" means any substance or material (i) identified in Section 101(14) of CERCLA, 42 USC sec. 9601(14), as the same may be amended from time to time, or (ii) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as the same may be amended from time to time, including but not limited to petroleum and petroleum products as defined in Sec. 376.301(10), Florida Statutes, as same may be amended from time to time.

          (h) Any breach of any warranty, representation or agreement contained in this paragraph shall be an Event of Default hereunder and shall entitle Lender to exercise any and all remedies provided in this Mortgage and the Loan Documents, or otherwise permitted by law.

     32. Amounts Due. The Borrower, within ten (10) days upon request in person or within fifteen (15) days upon request by mail, will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the Mortgage debt.

     33. Notice. Any written notice, demand or request that is required to be made hereunder or under the Note or under any other instrument of security for the Note shall be served in person or by registered or certified mail, return receipt requested, addressed to the party to be served at its address set forth below:

          Borrower:      Jeffrey Keierleber
                         Brookfield Lakes Corporate Center
                         250 Patrick Boulevard, Suite 140
                         Brookfield, WI 53045-5864

          Lender:        111 Second Avenue Northeast
                         St. Petersburg, Florida 33701
                         ATTN: Commercial Real Estate Department
                         Terry K. Bush

The above addresses may be changed as to the applicable party by providing the other party with notice of such address change in the same manner provided above; provided, however, so long as Borrower is the owner of all or any part of the Property the address of the Borrower must be located within the continental United States of America. In the event that written notice, demand or request is made as provided in this paragraph 33, then in the event that such notice is returned to the sender by the U.S. Postal System because of insufficient address or because the party has moved or otherwise other than for insufficient postage, such writing shall be deemed to have been received by the party to whom it was addressed on the date that such writing was initially placed in the U.S. Postal System by the sender.

     34. Severability. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provisions or of the remaining provisions of this Mortgage.

     35. Nonrecourse. The Lender agrees, for itself, its repre-sentatives, successors, endorsees and assigns, that: (i) neither the Borrower, nor any general or limited partner, officer, director, representative, successor, assign or affiliate of the Borrower, shall be personally liable on the Note; and (ii) in the event of default under the Note or hereunder, the Lender (and any such representative, successor, endorsee or assignee) shall look to the property encumbered by this Mortgage and/or the other instruments of security that secure the Note (collectively, with the Mortgage, the "Instruments of Security") for payment of the Note, and will not make any claim or institute any action or proceeding against the Borrower (or any general or limited partners, officers, directors, representatives, successors, assigns or affiliates of the Borrower) for any deficiency remaining after collection of the Instruments of Security. Provided however, and notwithstanding the foregoing, the Borrower will become personally liable for any deficiency remaining after collection of the Instruments of Security to the extent of the loss suffered by Lender or its assigns, if title to the Property is transferred or encumbered in violation of the terms of this Mortgage, or should Borrower commit fraud, misapply rents, insurance or condemnation proceeds in violation of this Mortgage or breach section 31 of this Mortgage.

     36. Binding Effect. Whenever the context of this Mortgage so admits or requires, the terms Borrower and Lender shall include the heirs, personal representatives, successors and/or assigns of the respective parties hereto; the use of the singular number shall include the plural, and the plural the singular; the use of any gender shall include all genders, and if used, the term Note or Promissory Note shall include the Note herein described if more than one.

     37. Headings. The headings of the paragraphs contained in this Mortgage are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the parties hereto.

     PROVIDED ALWAYS HOWEVER, that if the Borrower shall pay unto the said Lender the moneys provided for in and by the Note and this Mortgage and shall well and truly keep, observe and perform, comply with and abide by each and every the stipulations, agreements, conditions and covenants thereof as and when required thereby then this deed and the estate hereby created shall cease and be null and void, otherwise the same shall remain of binding force and effect.

     IN WITNESS WHEREOF, the Borrower has executed this Mortgage or has caused the same to be executed by its duly authorized representatives on the day and year first above written.


Signed, Sealed and Delivered       DECADE COMPANIES INCOME
in the Presence of:                PROPERTIES - A LIMITED
                                   PARTNERSHIP, a Wisconsin
                                   limited partnership authorized
/s/_________________________       to do business in the State of
SIGNATURE                          Florida, by its sole general
                                   partner:

_________________________          By:  DECADE COMPANIES, a
NAME LEGIBLY PRINTED,              Wisconsin general partnership,
TYPEWRITTEN OR STAMPED             by its managing general
                                   partner:



                                   By:/s/________________________
                                      Jeffrey Keierleber

/s/__________________________         Brookfield Lakes Corporate
SIGNATURE                             Center
                                      250 Patrick Boulevard
                                      Suite 140
_________________________             Brookfield, WI 53045-5864
NAME LEGIBLY PRINTED,
TYPEWRITTEN OR STAMPED
As to Borrower

STATE OF WISCONSIN  )
                    )SS
COUNTY OF           )


          The foregoing instrument was acknowledged before me this ____ day of _____________, 1996, by JEFFREY KEIERLEBER, as Managing General Partner of DECADE COMPANIES, a Wisconsin general partnership, the sole partner of DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP, a Wisconsin limited partnership authorized to do business in the State of Florida, on behalf of said limited partnership.

Personally Known _____


                              /s/________________________________
                              SIGNATURE

                              ___________________________________
                              NAME LEGIBLY PRINTED,
                              TYPEWRITTEN OR STAMPED

                              NOTARY PUBLIC


(SEAL)

My Commission Expires:

                            EXHIBIT A

PARCEL A

LEGAL DESCRIPTION:

A PARCEL OF LAND LYING IN THE NORTHEAST 1/4 OF SECTION 7, TOWNSHIP 29 SOUTH, RANGE 16 EAST, PINELLAS COUNTY, FLORIDA, BEING MORE
PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE EAST 1/4 CORNER OF SAID SECTION 7, THENCE N00 DEGREES 54'38"E, FOR 413.55 FEET, ALONG THE EAST LINE OF SAID
SECTION 7, THE SAME BEING THE CENTERLINE OF U.S. HIGHWAY NO. 19 TO A POINT OF INTERSECTION WITH THE NORTHERLY RIGHT-OF-WAY LINE OF SEABOARD COAST LINE RAILROAD; THENCE N81 DEGREES 07'02"W, 1117.55 FEET, ALONG SAID NORTHERLY RIGHT-OF-WAY LINE TO A POINT OF INTERSECTION WITH THE EASTERLY RIGHT-OF-WAY LINE OF FLORIDA POWER CORPORATION, AS DESCRIBED IN O.R. BOOK 1466, PAGE 156 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA; THENCE N00 DEGREES 42'41"E FOR 289.94 FEET, ALONG SAID EASTERLY RIGHT-OF-WAY LINE TO THE POINT OF BEGINNING; THENCE CONTINUE N00 DEGREES 42'41"E, FOR 15.77 FEET ALONG SAID EASTERLY RIGHT-OF-WAY LINE; THENCE N00 DEGREES 45'11"E, FOR 1030.36 FEET, ALONG SAID EASTERLY RIGHT-OF-WAY LINE, TO A POINT OF INTERSECTION WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF COUNTY ROAD NO. 2 (NORTHEAST COACHMAN ROAD), A 100 FOOT RIGHT-OF-WAY; THENCE N58 DEGREES 21'40"E, FOR 367.38 FEET, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE TO A POINT OF INTERSECTION WITH WESTERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN O.R. BOOK 4938, PAGE 922 OF SAID PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA; THENCE ALONG SAID WESTERLY AND SOUTHERLY LINE OF SAID PARCEL BY THE FOLLOWING SIX (6) COURSES:
1) S31 DEGREES 38'20"E, FOR 148.89 FEET; 2) THENCE S00 DEGREES 53'15"W, FOR 202.73 FEET TO A POINT OF CURVE OF A CURVATURE CONCAVE TO THE NORTHWEST; 3) THENCE SOUTHWESTERLY 60.99 FEET ALONG THE ARC OF A CURVE HAVING A RADIUS OF 135.19 FEET, AND A CENTRAL ANGLE OF 25 DEGREES 50'55"; 4) THENCE S89 DEGREES 06'45"E FOR 43.53 FEET; 5) THENCE S00 DEGREES 53'15"W, FOR 643.19 FEET;
6) THENCE S89 DEGREES 06'45"E, FOR 505.05 FEET; THENCE S00 DEGREES 38'15"W, FOR 133.49 FEET; THENCE N89 DEGREES 06'45"W, FOR
418.00 FEET; THENCE S22 DEGREES 06'58"W, FOR 103.86 FEET; THENCE S30 DEGREES 06'45"E, FOR 36.78 FEET; THENCE N76 DEGREES 01'26"W, FOR 58.50 FEET; THENCE S87 DEGREES 33'49"W, FOR 129.00 FEET; THENCE N77 DEGREES 26'11"W, FOR 43.00 FEET; THENCE S82 DEGREES 33'49"W, FOR 200.00 FEET; THENCE N27 DEGREES 56'11"W, FOR 72.00
FEET; THENCE N89 DEGREES 11'11"W, FOR 25.96 FEET TO THE POINT OF
BEGINNING.

PARCEL B

LEGAL DESCRIPTION

A PARCEL OF LAND LYING IN THE NORTHEAST 1/4 OF SECTION 7, TOWNSHIP 29 SOUTH, RANGE 16 EAST, PINELLAS COUNTY, FLORIDA, BEING MORE
PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF SAID SECTION 7; THENCE S00 DEGREES 54'38"W, FOR 979.41 FEET, ALONG THE EAST LINE OF SAID
SECTION 7, THE SAME BEING THE CENTERLINE OF U.S. HIGHWAY NO. 19; THENCE N89 DEGREES 06'45"W, FOR 335.76 FEET TO THE POINT OF BEGINNING, SAID POINT ALSO BEING ON THE WEST LINE OF THOSE CERTAIN PARCELS AS DESCRIBED IN O.R. 4059, PAGE 1669 AND O.R. 4963, PAGE 927 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA; THENCE N00 DEGREES 53'33"E, FOR 718.81 FEET ALONG SAID WEST LINE TO THE SOUTHERLY RIGHT-OF-WAY LINE OF COUNTY ROAD NO. 2 (NORTHEAST COACHMAN ROAD); THENCE S58 DEGREES 21'40"W, FOR 485.63 FEET, ALONG SAID SOUTHERLY RIGHT-OF-WAY; THENCE LEAVING SAID SOUTHERLY RIGHT-OF-WAY ALONG THE EASTERLY AND NORTHERLY LINES OF THAT CERTAIN PARCEL AS DESCRIBED IN O.R. 4938, PAGE 922 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA BY THE FOLLOWING SIX
(6) COURSES: 1) S31 DEGREES 38'20"E, FOR 69.68 FEET; 2) S89
DEGREES 06'45"E, FOR 21.94 FEET; 3) S00 DEGREES 53'15"W, FOR
243.94 FEET; 4) S89 DEGREES 06'45"E, FOR 200.00 FEET; 5) S00
DEGREES 53'15"W, FOR 155.00 FEET; 6) S89 DEGREES 06'45"E, FOR
150.00 FEET TO THE POINT OF BEGINNING.